Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

Stanley Furniture Company, Inc.

October 13, 2014

Investor Contact:  Anita W. Wimmer

(336) 884-7698

STANLEY FURNITURE ANNOUNCES

THIRD QUARTER 2014 OPERATING RESULTS

Company looks forward as it reports final quarter

with costs tied to managing multiple brands

High Point, NC October 13, 2014/Businesswire/ -- Stanley Furniture Company, Inc. (Nasdaq-NGS:STLY) today reported sales and operating results for the third quarter of 2014.

Third Quarter Highlights:

· First quarter of reporting results from operating only its Stanley brand following earlier announcement to discontinue Young America product line

· Final quarter of corporate overhead costs required to support two brands

· Third consecutive quarter of sequentially improved operating results from continuing operations

· Stanley brand experiences highest third quarter order volume in four years

· Ended quarter with approximately $20 million in cash after generating approximately $7.5 million from discontinued operations

· Production of Young America product line ceased with substantially all assets sold or under contract

Overview

The company reported its third consecutive quarter of sequentially improved results from operating only its Stanley brand and, for the first time, reported results from its continuing operations after announcing in early April the discontinuance of its nursery and youth brand, Young America. In addition, this was the final quarter in which corporate costs associated with operating both brands impacted results from continuing operations, as the company exited the quarter with adjustments for lost revenues in place.

Order declines in the previous quarter, driven at least partially by retail disruptions associated with the company’s announcement to discontinue its Young America brand, contributed to a net sales decline of 5.0% from the prior year third quarter. Year-to-date net sales were essentially flat compared to the prior year nine months. Operating loss for the third quarter was $378,000, compared to $665,000 (net of restructuring charges), $1.1 million and $1.5 million (net of restructuring charges) in the sequential three quarters, respectively, showing steady and expected sequential improvement as previously guided.

“After sequential improvements in expense structure, adjustments of inventories to market value and successful management of our effort to discontinue roughly 40% of our company’s revenues in a customer-friendly manner, we expect to operate a cash positive business and exit the year profitably,” stated Glenn Prillaman, President and Chief Executive Officer. “Order rates continue to be negatively affected by the lingering effects of retail disruption caused by discontinuing operations of our Young America brand.  However, well-styled product that is valued in the marketplace supported by the quality and service customers in our industry have trusted Stanley with for years sustains our company’s opportunities for growth.”

While traditionally a weaker period for orders, the Stanley brand experienced its highest third quarter order volume in four years. “The strength of our Stanley brand and its position in the marketplace combined with the cohesive efforts of our management team, sales force and loyal customers have contributed to our company completing its operational transition,” commented Prillaman. “We are pleased to see progress in our business with the sequential improvement in operating results and the highest third quarter order volume for our Stanley brand since 2010.”

Discontinued Operations

Production of Young America product line is complete with substantially all assets sold or under contract. Loss from discontinued operations for the third quarter was $1.1 million and consisted mostly of asset impairment charges, costs of finalizing operations and severance and other termination costs. The company expects minimal additional charges in the fourth quarter.  Overall cash generated from discontinued operations during the third quarter was $7.5 million and consisted of proceeds from sale of assets and collections of receivables, net of payments for accounts payable and severance and other termination cost.  The estimated cash remaining to collect on sale of assets and customer receivables, net of liabilities and ongoing expenses is expected to be $3.5 million with a majority realized in the fourth quarter.

Balance Sheet

Cash, restricted cash and short-term investments at quarter-end were $19.8 million, up from $13.1 million at June 28, 2014. Working capital, excluding cash and restricted cash, short-term investments and discontinued operations, increased to $25.5 million compared to $23.3 million at year end. The increase was largely the result of lower accounts payable for finished goods inventory.  “Stanley maintains a healthy cash position, and we expect to generate additional cash in the coming quarter depending upon the timing of inventories related to plans for an early launch of our fall market introductions,” said Prillaman.

Outlook

“The demand for upscale wood residential furniture in the industry’s traditional channels of distribution remains relatively weak. The need for strong brands who market effectively and partner with retailers to attract and retain today’s consumer is greater than ever,” said Prillaman. “As an increasing number of the more efficient, entrepreneurial-minded wholesale customers in the marketplace regain confidence in our company and shop our product offerings, we expect slow but steady growth driving operating profits and generating cash.”

About the Company

Established in 1924, Stanley Furniture Company, Inc. is a leading design, marketing and logistics resource in the upscale segment of the wood residential market. Designs feature superior finish, styling and piece assortment supported by an overseas manufacturing model. The company distributes its Stanley Furniture brand through a network of carefully chosen retailers and interior designers worldwide.  The company’s common stock is traded on the NASDAQ stock market under the symbol STLY.

Conference Call Details

The Company will host a conference call Tuesday morning, October 14, 2014 at 9:00 a.m. Eastern Time.  The dial-in-number is (877) 407-8029. The call will also be web cast and archived on the Company’s web site at www.stanleyfurniture.com.  The dial-in-number for the replay (available through November 14, 2014) is (877) 660-6853, the conference number is 13591701.

Forward-Looking Statements

Certain statements made in this news release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy.  These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Such risks and uncertainties include disruptions in foreign sourcing including those arising from supply or distribution disruptions or those arising from changes in political, economic and social conditions, as well as laws and regulations, in countries from which we source products, international trade policies of the United States and countries from which we source products, our ability to collect receivables from Young America customers whose businesses are negatively impacted by the cease of Young America production, our ability to manage relations with Stanley Furniture customers who have also been Young America customers,  the inability to raise prices in response to inflation and increasing costs, lower sales due to worsening of current economic conditions, the cyclical nature of the furniture industry,  business failures or loss of large customers, failure to anticipate or respond to changes in consumer tastes, fashions and perceived value in a timely manner, competition in the furniture industry, environmental, health, and safety  compliance costs,  failure or interruption of our information technology infrastructure.  Any forward looking statement speaks only as of the date of this news release and we undertake no obligation to update or revise any forward looking statements, whether as a result of new developments or otherwise.

All earnings per share amounts are shown on a diluted basis.

All prior periods have been restated to disclose discontinued operations.

TABLES FOLLOW

STANLEY FURNITURE COMPANY, INC.
Consolidated Operating Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept 27,	Sept 28,	Sept 27,	Sept 28,
	2014	2013	2014	2013

Net sales	$ 13,928	$ 14,661	$ 44,603	$ 45,294

Cost of sales	11,012	11,200	35,368	35,247

Gross profit	2,916	3,461	9,235	10,047

Selling, general and administrative expenses	3,294	3,693	11,757	11,837
Operating loss	(378)	(232)	(2,522)	(1,790)

Other income, net	24	33	336	51
Interest expense, net	802	698	2,259	1,955
Loss from continuing operations before income taxes	(1,156)	(897)	(4,445)	(3,694)
Income tax benefit	(10)	(127)	(31)	(143)
Net loss from continuing operations	(1,146)	(770)	(4,414)	(3,551)

Net loss from discontinued operations	(1,118)	(1,700)	(21,320)	(4,542)

Net loss	$ (2,264)	$ (2,470)	$ (25,734)	$ (8,093)

Diluted loss per share:
Loss from continuing operations	$ (.08)	$ (.05)	$ (.31)	$ (.25)
Loss from discontinued operations	(.08)	(.12)	(1.50)	(.32)
Diluted loss per share	$ (.16)	$ (.17)	$ (1.81)	$ (.57)

Weighted average number of shares	14,209	14,136	14,185	14,145

STANLEY FURNITURE COMPANY, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited)
	Three Months Ended		Nine Months Ended
	Sept 27,	Sept 28,	Sept 27,	Sept 28,
	2014	2013	2014	2013
Reconciliation of gross profit as reported to gross profit adjusted:
Gross profit as reported	$ 2,916	$ 3,461	$ 9,235	$ 10,047
Restructuring charge	-	-	354	-
Gross profit as adjusted	$ 2,916	$ 3,461	$ 9,589	$ 10,047
Percentage of net sales:
Gross profit as reported	20.9%	23.6%	20.7%	22.2%
Restructuring charge	-	-	.8%	-
Gross profit as adjusted	20.9%	23.6%	21.5%	22.2%

Reconciliation of selling, general and administrative expenses (SG&A) as reported to SG&A expenses adjusted:
SG&A expenses as reported	$ 3,294	$ 3,693	$ 11,757	$ 11,837
Restructuring charge	-	10	-	532
SG&A expenses as adjusted	$ 3,294	$ 3,683	$ 11,757	$ 11,305
Percentage of net sales:
SG&A expenses as reported	23.6%	25.2%	26.4%	26.1%
Restructuring charge	-	.1%	-	1.1%
SG&A expenses as adjusted	23.6%	25.1%	26.4%	25.0%

Reconciliation of operating loss as reported to operating loss adjusted:
Operating loss as reported	$ (378)	$ (232)	$ (2,522)	$ (1,790)
Restructuring charge	-	10	354	532
Operating loss as adjusted	$ (378)	$ (222)	$ (2,168)	$ (1,258)

Note:

We have included the above reconciliation of reported financial measures according to GAAP to non-GAAP financial measures because we believe that this reconciliation provides useful information that allows investors to compare operating results to those of other periods by excluding restructuring related charges. These measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results.

STANLEY FURNITURE COMPANY, INC.
Consolidated Operating Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Sept 27,	June 28,	March 29,	Dec 31,
	2014	2014	2014	2013

Net sales	$ 13,928	$ 16,033	$ 14,642	$ 13,270

Cost of sales	11,012	12,867	11,489	10,402

Gross profit	2,916	3,166	3,153	2,868

Selling, general and administrative expenses	3,294	4,185	4,278	4,593
Operating loss	(378)	(1,019)	(1,125)	(1,725)

Other (expense) income, net	24	(19)	331	16
Interest expense, net	802	731	726	714
Loss from continuing operations before income taxes	(1,156)	(1,769)	(1,520)	(2,423)
Income tax benefit	(10)	(11)	(10)	(14)
Net loss from continuing operations	(1,146)	(1,758)	(1,510)	(2,409)

Net loss from discontinued operations	(1,118)	(17,302)	(2,900)	(2,135)

Net loss	$ (2,264)	$ (19,060)	$ (4,410)	$ (4,544)

Diluted loss per share:
Loss from continuing operations	$ (.08)	$ (.13)	$ (.11)	$ (.17)
Loss from discontinued operations	(.08)	(1.22)	(.20)	(.15)
Diluted loss per share	$ (.16)	$ (1.35)	$ (.31)	$ (.32)

Weighted average number of shares	14,209	14,167	14,163	14,149

STANLEY FURNITURE COMPANY, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited)
	Three Months Ended
	Sept 27,	June 28,	March 29,	Dec 31,
	2014	2014	2014	2013
Reconciliation of gross profit as reported to gross profit adjusted:
Gross profit as reported	$ 2,916	$ 3,166	$ 3,153	$ 2,868
Restructuring charge	-	354	-	-
Gross profit as adjusted	$ 2,916	$ 3,520	$ 3,153	$ 2,868
Percentage of net sales:
Gross profit as reported	20.9%	19.8%	21.5%	21.6%
Restructuring charge	-	2.2%	-	-
Gross profit as adjusted	20.9%	22.0%	21.5%	21.6%
Reconciliation of selling, general and administrative expenses (SG&A) as reported to SG&A expenses adjusted:
SG&A expenses as reported	$ 3,294	$ 4,185	$ 4,278	$ 4,593
Restructuring charge	-	-	-	238
SG&A expenses as adjusted	$ 3,294	$ 4,185	$ 4,278	$ 4,355
Percentage of net sales:
SG&A expenses as reported	23.6%	26.1%	29.2%	34.6%
Restructuring charge	-	-	-	1.8%
SG&A expenses as adjusted	23.6%	26.1%	29.2%	32.8%
Reconciliation of operating loss as reported to operating loss adjusted:
Operating loss as reported	$ (378)	$ (1,019)	$ (1,125)	$ (1,725)
Restructuring charge	-	354	-	238
Operating loss as adjusted	$ (378)	$ (665)	$ (1,125)	$ (1,487)

Note:

We have included the above reconciliation of reported financial measures according to GAAP to non-GAAP financial measures because we believe that this reconciliation provides useful information that allows investors to compare operating results to those of other periods by excluding restructuring related charges. These measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results.

STANLEY FURNITURE COMPANY, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	September 27,	December 31,
	2014	2013

Assets
Current assets:
Cash and equivalents	$ 18,580	$ 7,218
Restricted cash	1,190	1,737
Short-term investments	-	10,000
Accounts receivable, net	6,188	5,608
Inventories	22,757	23,640
Assets of discontinued operations	5,222	36,441
Prepaid expenses and other current assets	3,619	3,964
Deferred income taxes	129	699

Total current assets	57,685	89,307

Property, plant and equipment, net	1,797	1,935
Other assets	4,127	3,982

Total assets	$ 63,609	$ 95,224

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 2,668	$ 5,989
Liabilities of discontinued operations	924	3,003
Accrued expenses	4,599	4,648

Total current liabilities	8,191	13,640

Deferred income taxes	129	699
Other long-term liabilities	4,852	5,244

Stockholders' equity	50,437	75,641

Total liabilities and stockholders' equity	$ 63,609	$ 95,224

STANLEY FURNITURE COMPANY, INC.
Consolidated Condensed Statements of Cash Flows
(in thousands)

	Nine Months Ended
	September 27,	September 28,
	2014	2013
Cash flows from operating activities:
Cash received from customers	$ 43,454	$ 42,766
Cash paid to suppliers and employees	(50,232)	(43,982)
Interest paid, net	(2,884)	(2,514)
Income taxes received, net	-	(156)
Net cash used by operating activities	(9,662)	(3,886)

Cash flows from investing activities:
Sale of short-term investments	10,000	15,000
Decrease in restricted cash	547	-
Capital expenditures	-	(2,232)
Purchase of other assets	(44)	(377)
Net cash provided by investing activities	10,503	12,391

Cash flows from financing activities:
Proceeds from insurance policy loans	2,701	2,416
Purchase and retirement of common stock	-	(358)
Proceeds from exercise of stock options	-	38
Net cash provided by financing activities	2,701	2,096

Cash flows from discontinued operations:
Net cash provided (used) by discontinued operations	7,820	(10,615)

Net increase (decrease) in cash and equivalents	11,362	(14)
Cash and equivalents at beginning of period	7,218	10,930

Cash and equivalents at end of period	$ 18,580	$ 10,916

Reconciliation of net loss to
net cash used by operating activities:
Net loss	$ (25,734)	$ (8,093)

Loss from discontinued operations	21,320	4,542
Depreciation and amortization	427	299
Stock-based compensation	634	661
Changes in working capital	(5,292)	(371)
Changes in Other assets	(625)	(559)
Changes in Other long-term liabilities	(392)	(365)
Net cash used by operating activities	$ (9,662)	$ (3,886)